EXECUTION VERSION

ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement (this “Assignment”) is made and entered into as of January 8, 2019, by and among Regenerative Medicine Solutions, LLC, a Delaware limited liability company (“RMS”), Lung Institute LLC, a Delaware limited liability company (“Lung Institute”), RMS Lung Institute Management LLC, a Delaware limited liability company (“RMS Management”), Cognitive Health Institute Tampa, LLC, a Delaware limited liability company (“CHIT” and, together with RMS, Lung Institute, and RMS Management, collectively and individually, the “Assignor”), and RMS Acquisition Corp., a Nevada corporation (“Assignee”).

RECITALS

WHEREAS, Assignor and Assignee are parties to that certain Asset Purchase Agreement, dated October 15, 2018 (as amended, the “Purchase Agreement”), pursuant to which Assignor has agreed, among other things, to assign all of its right, title and interest in and to the Assigned Contracts and the Assumed Liabilities to Assignee.

WHEREAS, Assignor desires to assign the Assigned Contracts and the Assumed Liabilities to Assignee, and Assignee desires to assume the Assigned Contracts and Assumed Liabilities, subject to the terms and conditions of this Agreement.

NOW, THEREFORE, for and in consideration of the promises and mutual agreements set forth in this Assignment and the Purchase Agreement, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

1. Defined Terms. Capitalized terms used in this Assignment but not otherwise defined have the meanings given to such terms in the Purchase Agreement.

2. Assignment and Assumption. By this Assignment, Assignor assigns, transfers, conveys and delivers to Assignee all of Assignor’s right, title and interest in and to the Assigned Contracts and the Assumed Liabilities, and Assignee accepts the foregoing assignment of all of the rights of Assignor under the Assigned Contracts and assumes the Assumed Liabilities, in accordance with the terms and conditions of the Assigned Contracts and Assumed Liabilities as provided in the Purchase Agreement.

3. No Third Party Beneficiaries. Nothing in this Assignment shall be construed as giving any Person, other than Assignor and Assignee and their successors and permitted assigns, any right, remedy or claim under or in respect of this Assignment or any provision hereof.

4. Enforceability and Severability. This Assignment is executed and delivered by Assignor and Assignee pursuant to the Purchase Agreement and subject to the covenants, representations, and warranties thereof. No provisions set forth in this Assignment shall be deemed to enlarge, alter, or amend the terms or provisions of the Purchase Agreement. If there is any conflict between the provisions of this Assignment and the Purchase Agreement, the provisions of the Purchase Agreement shall control.

5. Successors and Assigns. This Assignment shall be binding upon and shall inure to the benefit of Assignor, Assignee and their respective heirs, executors, legal representatives, successors and permitted assigns.

6. Governing Law. This Assignment shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, determined without reference to conflicts of law principles.

7. Counterparts. This Assignment may be executed in one or more counterparts, all of which taken together shall constitute one instrument. The parties agree that this Assignment may be executed and the signatures transmitted to the other party by facsimile or similar electronic transmission. Upon such transmission and receipt by the other party, such facsimile signature shall be as effective as an original.

[signature page follows]

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Assignor and Assignee have caused this Assignment to be executed as of the day and year first above written.

ASSIGNOR:

REGENERATIVE MEDICINE SOLUTIONS, LLC
a Delaware limited liability company

By:	/s/ James St. Louis
James St. Louis
Its:	CEO and Manager

LUNG INSTITUTE, LLC

By:	/s/ James St. Louis
Name:	James St. Louis
Title:	CEO and Manager

RMS LUNG INSTITUTE MANAGEMENT LLC

By:	/s/ James St. Louis
Name:	James St. Louis
Title:	CEO and Manager

COGNITIVE HEALTH INSTITUTE TAMPA, LLC

By:	/s/ James St. Louis
Name:	James St. Louis
Title:	CEO and Manager

[Signature Page to Assignment and Assumption Agreement]

ASSIGNEE:

RMS ACQUISITION CORP.
a Nevada corporation

By:	/s/ Charles Farrahar
Name:	Charles Farrahar
Title:	Chief Executive Officer

[Signature Page to Assignment and Assumption Agreement]